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                                                                      Exhibit 14

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Boards of Trustees and/or Directors and Shareholders
USLICO Series Fund, ING
VP Balanced Portfolio, Inc.,
ING VP Intermediate Bond Portfolio,
ING Investors Trust,
ING Partners Inc:

We consent to the use of our reports dated February 11, 2005, incorporated by reference herein, on the financial statements of the Asset Allocation Portfolio, Bond Portfolio, Money Market Portfolio, and Stock Portfolio (each a series of USLICO Series Trust), the ING VP Balanced Portfolio (a series of ING VP Balanced Portfolio, Inc.), ING VP Intermediate Bond Portfolio (a series of ING VP Intermediate Bond Portfolio), ING Liquid Assets Portfolio (a series of ING Investors Trust), and our report dated February 22, 2005, incorporated herein by reference, on the financial statements of ING Fundamental Research Portfolio (a series of ING Partners Inc.), and to the references to our firm under the headings "Financial Highlights" and "Independent Registered Public Accounting Firm" in the proxy statement/prospectus.

                                  /s/ KPMG LLP


Boston, Massachusetts
January 5, 2006